As filed with the Securities and Exchange Commission on September 29, 2003
                                                      REGISTRATION NO. 333-85904
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                      ------------------------------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                      ------------------------------------
                             3D SYSTEMS CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

          DELAWARE                        7372                 95-4431352
(State or Other Jurisdiction       (Primary Standard        (I.R.S. Employer
     Incorporation or           Industrial Classification    Identification
      Organization)                  Code Number)                Number)
                      ------------------------------------

                                26081 AVENUE HALL
                           VALENCIA, CALIFORNIA 91355
                                 (661) 295-5600
    (Address, Including Zip Code, and Telephone Number, Including Area Code,
                  of Registrant's Principal Executive Offices)

                              ABRAHAM N. REICHENTAL
                      CHIEF EXECUTIVE OFFICER AND PRESIDENT
                             3D SYSTEMS CORPORATION
                                26081 AVENUE HALL
                           VALENCIA, CALIFORNIA 91355
                                 (661) 295-5600
 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                             of Agent for Service)
                      ------------------------------------
                                 WITH A COPY TO:

                              JULIE M. KAUFER, ESQ.
                              ARA A. BABAIAN, ESQ.
                       AKIN GUMP STRAUSS HAUER & FELD LLP
                       2029 CENTURY PARK EAST, SUITE 2400
                          LOS ANGELES, CALIFORNIA 90067
                            TELEPHONE: (310) 229-1000
                            FACSIMILE: (310) 229-1001

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: Not applicable.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |_|

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_| ______________

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registrations statement number of the earlier effective registration statement for the same offering. |_| ________________

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|


--------------------------------------------------------------------------------
     THIS POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3 (NO. 333-85904) SHALL HEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH THE PROVISIONS OF SECTION 8(C) OF THE SECURITIES ACT OF 1933, AS AMENDED.
================================================================================

                                 DEREGISTRATION

     On April 9, 2002, we filed a Registration Statement on Form S-3 (No. 333-85904), as amended on June 21, 2002, which we refer to as the Registration Statement, which registered for resale by the selling stockholders named in the Registration Statement a total of 1,450,333 shares of our common stock, par value $0.001 per share. The Securities and Exchange Commission declared the Registration Statement effective on June 28, 2002. The Registration Statement no longer is available for use because we did not timely file our Annual Report on Form 10-K for the fiscal year ended December 31, 2002. We file this Post-Effective Amendment No. 1 to Form S-3 solely for the purpose of terminating the Registration Statement and deregistering the shares registered under the Registration Statement that remain unsold as of the date of filing of this Post-Effective Amendment No. 1 to Form S-3.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No. 1 to Form S-3 and has duly caused this Post-Effective Amendment No. 1 to Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valencia, State of California, on September 25, 2003.

                               3D SYSTEMS CORPORATION



                               By: /s/ Abraham N. Reichental
                                  ------------------------------------------
                                  Abraham N. Reichental
                                  Chief Executive Officer and President



                                POWER OF ATTORNEY

     KNOW ALL PERSON BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Abraham N. Reichental and Keith Kosco, and each of them, his or her true and lawful attorneys-in-fact and agents with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the Registration Statement on Form S-3 (No. 333-85904) and to sign any registration statement for the same offering covered by the Registration Statement on Form S-3 (No. 333-85904) that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to Form S-3 has been signed by the following persons in the capacities and on the dates indicated.



NAME                                    TITLE                                  DATE


/s/ Abraham N. Reichental
-------------------------------------
Abraham N. Reichental                   Director, Chief Executive Officer      September 25, 2003
                                        and President
                                        (Principal Executive Officer)

/s/ Kevin McNamara
---------------------------------------
Kevin McNamara                          Acting Chief Financial Officer         September 26, 2003
                                        (Principal Financial Officer)

/s/ G. Peter V. White
---------------------------------------
G. Peter V. White                       Vice President, Finance                September 25, 2003
                                        (Principal Accounting Officer)

/s/ G. Walter Loewenbaum II
---------------------------------------
G. Walter Loewenbaum II                 Chairman of the Board of Directors     September 26, 2003






/s/ Miriam V. Gold
---------------------------------------
Miriam V. Gold                          Director                               September 23, 2003


/s/ Charles W. Hull
---------------------------------------
Charles W. Hull                         Director, Executive Vice President     September 25, 2003
                                        and Chief Technology Officer

/s/ Jim D. Kever
---------------------------------------
Jim D. Kever                            Director                               September 23, 2003


/s/ Kevin S. Moore
---------------------------------------
Kevin S. Moore                          Director                               September 23, 2003


/s/ Richard C. Spalding
---------------------------------------
Richard C. Spalding                     Director                               September 25, 2003

